EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

     This Agreement made as of the 13th day of November, 2001, but effective August 20, 2001, between Handy Hardware Wholesale, Inc., a Texas Corporation (hereinafter called the "Employer"), and Jerry Donald Jameson, Jr., a resident of Friendswood, Harris County, Texas (hereinafter called the "Employee").

                                   WITNESSETH:

     WHEREAS, Employer desires to obtain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employer hereby employs Employee, and Employee shall serve Employer, with respect to its operations, for the Term of Employment hereunder. Employee will:

          a. Devote his entire time, attention and energies to the business of Employer and will diligently and to the best of his ability perform all duties incident to his employment hereunder, with Employee's office to be at Employer's facilities in Houston, Texas;

          b. Use his best efforts to promote the interests of Employer;

          c. Serve in such executive and administrative capacities as designated by the Board of Directors of Employer, with such title, if any, as may be designated by the Board of Directors of Employer, and to perform such services and duties of an executive and administrative character for the Employer during the employment period as hereinafter defined; and

          d. Perform such other lawful duties as Employer may from time to time assign to him.

     2. As compensation for his services hereunder, Employer shall pay Employee Thirteen Thousand Seven Hundred Fifty and No/100 Dollars ($13,750.00) per month, payable semi-monthly on the fifteenth and last days of each month during the period of Employee's employment under this Agreement; provided however, that Employee shall not be entitled to any compensation for any period of time in excess of sixty (60) days during which he is unable to perform his duties hereunder. Said monthly salary shall be prorated for any partial month at the beginning and end of the Term of Employment or for any period for which Employee is not entitled to compensation as provided in the immediately preceding sentence.

     3. Term of Employment.

          a. The Term of Employment by Employer shall mean the period commencing August 20, 2001 and terminating August 19, 2002, unless sooner terminated in accordance with the terms and conditions hereinafter set forth, provided, however, in the event of the death of the Employee, the Term of Employment shall end on the date of the death of Employee.

          b. In the event of the inability of Employee to perform his duties hereunder, whether by reason of injury, illness (physical or mental), or otherwise, incapacitating him for a period exceeding sixty (60) continuous calendar days during any twelve (12) month period, excluding any leaves of absence approved in writing by Employer, upon fifteen (15) days' prior written notice to Employee, this Agreement may be terminated by Employer. In this connection, Employer shall have the right to have Employee examined at such reasonable time or times by such physicians as Employer may designate and Employee will make himself available for and submit to such examination as and when requested.




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           c. Employer may terminate the employment of Employee under this
Agreement at any time for cause, and without prejudice to the generality of the right to terminate for cause, each of the following shall constitute cause for termination of this Agreement, to-wit:

               (1) Should Employee for reasons other than illness or injury, absent himself from his duties without the consent of Employer for more than ten (10) consecutive days;

               (2) Should Employee be adjudicated as bankrupt or be convicted of a crime punishable by imprisonment;

               (3) Should Employee engage in any activity that would, in the opinion of the Board of Directors of Employer, constitute a conflict of interest with Employer; or

               (4)  Should   Employee  be  negligent  or   inefficient   in  the
          performance of his duties hereunder, or otherwise fail to comply with the terms and conditions of this Agreement.

     Employer may, for cause, terminate Employee's employment under this Agreement without advance notice. Termination shall not affect any of Employer's other rights and remedies. In the event that Employer should ever terminate the employment of Employee for asserted cause and it is later determined that Employer was in error in such assertion, and that such termination was without cause, it is agreed, as a matter of liquidated damages, that the maximum liability of Employer to Employee shall be the sum set forth in subparagraph d. below.

          d. This Agreement may be terminated by Employer at any time without cause and without prior notice, provided that Employee shall receive a severance payment which would be equal to the remaining amount to be paid hereunder.

     4. In the event of termination of employment for any reason specified in Paragraph 3.a., b., c., or d. above, Employer shall no longer be obligated to make any payments of any kind whatsoever to Employee unless otherwise specifically provided for herein. However, any payments earned but not yet paid shall be paid by Employer to Employee and Employee shall pay any amount or amounts then owed by Employee to Employer or its affiliates without prejudice to any other rights or remedies of Employer or its affiliates available at law or equity.

     5. If employment is terminated at Employee's instance, he shall send to Employer no less than sixty (60) days prior to such termination, written notice to such effect and Employer may make such termination affective on any date after receiving such notice. In the event of such termination of employment, Employer shall not longer be obligated to make any payments of any kind whatsoever to Employee. Any payments earned but not yet paid shall be paid upon such termination. However, Employee shall pay Employer or any of its affiliates any amount or amounts owed by Employee to Employer or its affiliates without prejudice to any other rights or remedies of Employer or its affiliates available at law or equity.

     6. Employee shall be entitled, on a non-discriminatory basis, to receive and participate in benefits under and in accordance with the provisions of any present or future pension plan or insurance plan.

     7. During the Term of Employment, Employer will reimburse Employee for actual and necessary travel and other out-of-pocket expenses incurred in reasonable amounts by Employee in connection with the performance of his services hereunder.

     8. During the period of his employment by Employer, Employee will disclose to Employer all ideas and business plans developed by him during such period which relate directly to the business of Employer, or any business conducted by Employer or any of its affiliates. During and after the Term of Employment, Employee will not disclose or authorize or permit anyone under his direction to disclose to anyone not property entitled thereto, any confidential information relative to the business, sales, financial condition or products of Employer or any affiliate. For purposes of the preceding sentence, persons properly entitled to such information shall be the Board of Directors and such officers, employees, and agents of Employer or its affiliates and outside parties to which such information is furnished in the normal course of business under established policies approved in writing by Employer or its affiliates. Should Employee







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leave the active  service of  Employer,  he will not take with him or retain any papers, customer lists, price books, files or other documents or copies thereof or other confidential information of any kind belonging to Employer or any affiliate pertaining to its business, sales, financial condition or products.

     9. This Agreement is a personal employment contract and the rights and interest of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. Employee acknowledges that a remedy at law for any breach by him of the provisions of paragraph 8 will be inadequate and Employee hereby acknowledges that Employer shall be entitled to injunctive relief in case of any such breach, and without the necessity of proving either inadequacy of legal remedies or irreparable harm. In the event that any temporary restraining order or temporary injunction be granted in favor or Employer hereunder, Employer shall not be required to post a bond and any requirement thereof is expressly waived by Employee. Employee will pay Employer's expenses incurred in enforcing remedies for any breach of Employee, including reasonable attorney's fees.

     10. The term "affiliates" or "affiliate" as used herein shall include any parent, subsidiary or other entity directly or indirectly having or under control of Employer, Employer's parent or the parent of Employer's parent.

     11. In the event that Employer shall at any time be merged or consolidated with any other corporation or corporations or shall sell or otherwise transfer a substantial portion of its assets to any other corporation or entity, the provisions of this Agreement shall be binding upon and inure to the benefits of the corporation or entity surviving or resulting from such merger or consolidation or to which such assets shall be sold or transferred. Except as provided in the preceding sentence, this Agreement shall not be assignable by Employee or Employer.

     12. Employee shall, at the option of Employer, furnish the Employer a fidelity bond at Employer's expense in such sum as the Board of Directors may designate.

     13. Employee shall have no authority to contractually bind Employer and shall not purport to bind Employer contractually as to any contract unless previously approved by the Board of Directors of Employer.

     14. This instrument constitutes the entire Agreement between Employer and Employee, no prior written or prior or contemporaneous oral promises or representations shall be binding. This Agreement shall not be amended or changed except by written instrument signed by both parties.

     15. This Agreement shall be governed by and construed in accordance with the law of the State of Texas.

     16. Failure by either party to this Agreement to complain of any breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any right for either a subsequent breach of the same term or condition or for any other default.

     17. Any notices or other communications required or permitted hereunder shall be sufficiently given if hand delivered or if sent by registered or certified mail, return receipt requested, postage prepaid, and, if to Employee addressed to him at 8300 Tewantin, Houston, Texas 77061, and if to Employer, addressed to it at 8300 Tewantin, Houston, Texas 77061, to the attention of the Chairman of the Board of Directors, and any such notice or communication shall be deemed to have been given as of the date so mailed.








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     IN WITNESS  WHEREOF,  Employer has caused this  Agreement to be executed by its duly authorized officer and Employee has hereunto set his hand as of the date first above written.

                                    EMPLOYER
                                    HANDY HARDWARE WHOLESALE, INC.

                                    By:   /s/ Jimmy T. Pate
                                          --------------------------------------
                                          Jimmy T. Pate, Chairman of the Board


                                    EMPLOYEE


                                    By:       /s/ Jerry Donald Jameson, Jr.
                                              ----------------------------------
                                             Jerry Donald Jameson, Jr.